Ex 99.1

Contact: Leah Stearns

Director, Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

THIRD QUARTER 2011 FINANCIAL RESULTS

THIRD QUARTER 2011 HIGHLIGHTS

Consolidated Highlights	Segment Revenue Highlights

• Total revenue increased 22.8% to $630.4 million • Operating income increased 7.0% to $228.3 million • Cash provided by operating activities increased 12.6% to $290.7 million

•        Domestic rental and management segment revenue increased 9.1% to $436.8 million

•        International rental and management segment revenue increased 78.9% to $178.0 million

•        Network development services segment revenue was $15.6 million

Boston, Massachusetts – November 1, 2011: American Tower Corporation (NYSE: AMT) today reported financial results for the quarter ended September 30, 2011.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “Our company strives to be world class in two core competencies: operating communications real estate assets to maximize growth and efficiency and evaluating and successfully acquiring, constructing, and integrating these types of assets on a global basis. Our third quarter results again demonstrate our competitive advantage in both of these areas. We delivered over 9% core organic leasing growth on both of our domestic and international assets while adding 15% growth due to the more than 12,000 sites we have added in nine countries on four continents.

To further enhance our value to investors, we are preparing for the final steps in our plan to reorganize the company to qualify as a real estate investment trust (REIT) for U.S. federal income tax purposes. Between now and year end, we plan to hold our special meeting of stockholders to approve the reorganization, complete the distribution of our accumulated earnings and profits, continue our communications outreach to REIT investors, and prepare to introduce a quarterly dividend to begin in early 2012.”

THIRD QUARTER 2011 OPERATING RESULTS OVERVIEW

American Tower generated the following operating results for the quarter ended September 30, 2011 (unless otherwise indicated, all comparative information is presented against the quarter ended September 30, 2010).

Total revenue increased 22.8% to $630.4 million and total rental and management revenue increased 23.0% to $614.8 million. Total rental and management Gross Margin increased 18.3% to $458.9 million. Adjusted EBITDA increased 14.5% to $400.6 million, and the Adjusted EBITDA Margin was 64%.

Total rental and management revenue Core Growth was 24.2% which excludes the positive impact of approximately 1.1% due to foreign currency exchange rate fluctuations and the negative impact of approximately 2.3% due to straight-line revenue recognition.

Core Growth in Adjusted EBITDA was 16.5% which excludes the positive impact of approximately 0.9% due to foreign currency exchange rate fluctuations and the negative impact of approximately 3.0% due to straight-line revenue and expense recognition.

Operating income increased 7.0% to $228.3 million. Net loss attributable to American Tower Corporation was $15.7 million, and net loss attributable to American Tower Corporation per basic and diluted common share were both $(0.04). Net loss attributable to American Tower Corporation was negatively impacted as a result of unrealized non-cash losses of $145.1 million associated with fluctuations in foreign currency exchange rates, related to the Company’s intercompany loans and similar unaffiliated balances.

Recurring Free Cash Flow increased 5.0% to $240.4 million and Recurring Free Cash Flow per Share increased 7.0% to $0.61.

The Company is introducing the following metrics, which are widely recognized by REIT investors: Funds From Operations and Adjusted Funds From Operations. These measures have been provided on a pro forma basis as if the REIT conversion had occurred on January 1, 2010. During the quarter, pro forma Funds From Operations would have been $112.5 million and pro forma Adjusted Funds From Operations would have been $262.0 million.

Cash provided by operating activities increased 12.6% to $290.7 million.

Segment Results

Domestic Rental and Management Segment – Domestic rental and management segment revenue increased 9.1% to $436.8 million, which represented 69% of total revenues. In addition, domestic rental and management segment Gross Margin increased 8.8% to $345.7 million, while domestic rental and management segment Operating Profit increased 7.1% to $325.2 million.

International Rental and Management Segment – International rental and management segment revenue increased 78.9% to $178.0 million, which represented 28% of total revenues. In addition, international rental and management segment Gross Margin increased 61.4% to $113.2 million, while international rental and management segment Operating Profit increased 60.2% to $91.5 million.

Network Development Services Segment – Network development services segment revenue was $15.6 million, which represented 3% of total revenues. Network development services segment Gross Margin was $7.8 million, and network development services segment Operating Profit was $5.9 million.

YEAR TO DATE 2011 OPERATING RESULTS OVERVIEW

American Tower generated the following operating results for the nine months ended September 30, 2011 (unless otherwise indicated, all comparative information is presented against the nine months ended September 30, 2010).

Total revenue increased 24.5% to $1,790.3 million and total rental and management revenue increased 24.7% to $1,745.3 million. Total rental and management Gross Margin increased 21.6% to $1,324.3 million. Adjusted EBITDA increased 18.8% to $1,166.8 million, and the Adjusted EBITDA Margin was 65%.

Operating income increased 15.7% to $672.4 million. Net income attributable to American Tower Corporation was $191.4 million, and net income attributable to American Tower Corporation per basic and diluted common share were both $0.48. As previously noted, net loss attributable to American Tower Corporation was negatively impacted as a result of unrealized non-cash losses of $101.5 million associated with fluctuations in foreign currency exchange rates, related to the Company’s intercompany loans and similar unaffiliated balances.

Recurring Free Cash Flow increased 6.2% to $733.4 million and Recurring Free Cash Flow per Share increased 7.6% to $1.83.

Pro forma Funds From Operations would have been $665.8 million and pro forma Adjusted Funds From Operations would have been $789.2 million.

Cash provided by operating activities increased 9.7% to $850.0 million.

Segment Results

Domestic Rental and Management Segment – Domestic rental and management segment revenue increased 11.7% to $1,279.3 million, which represented 71% of total revenues. In addition, domestic rental and management segment Gross Margin increased 12.5% to $1,017.5 million, while domestic rental and management segment Operating Profit increased 11.4% to $960.9 million.

International Rental and Management Segment – International rental and management segment revenue increased 82.6% to $466.0 million, which represented 26% of total revenues. In addition, international rental and management segment Gross Margin increased 66.2% to $306.8 million, while international rental and management segment Operating Profit increased 61.2% to $246.2 million.

Network Development Services Segment – Network development services segment revenue was $45.0 million, which represented 3% of total revenues. Network development services segment Gross Margin was $23.1 million, and network development services segment Operating Profit was $17.9 million.

Please refer to Non-GAAP and Defined Financial Measures on page 6 for definitions of Gross Margin, Operating Profit, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share, Funds From Operations, Adjusted Funds From Operations and Core Growth. For additional financial information, including reconciliations to GAAP measures, please refer to the supplemental schedules of selected financial information on pages 12 through 17.

THIRD QUARTER 2011 INVESTING OVERVIEW

Cash Paid for Capital Expenditures – During the third quarter of 2011, total capital expenditures of $160.5 million included $89.9 million for capital projects, including spending to complete the construction of 57 communications sites domestically, 625 communications sites internationally, and the installation of shared generators; $31.7 million to purchase land under our towers; $14.4 million for the redevelopment of existing communications sites to accommodate new customer equipment; and $24.5 million for capital improvements and corporate capital expenditures.

Cash Paid for Acquisitions – During the third quarter of 2011, total payments for acquisitions were approximately $328.0 million, which included the purchase of 56 communications sites domestically and 1,164 communications sites internationally.

Stock Repurchase Programs – During the third quarter of 2011, the Company repurchased a total of 3.2 million shares of its Class A common stock for approximately $168.4 million pursuant to its previously announced stock repurchase programs. Between October 1, 2011 and October 21, 2011, the Company repurchased an additional 0.5 million shares of its Class A common stock for an aggregate of $26.5 million.

Subsequent Event – Subsequent to the end of the third quarter, the Company entered into a transaction to purchase property interests under certain of its existing communications sites in the United States for a total consideration of up to $86.0 million, subject to customary closing conditions. The purchase of the property interests is in accordance with its current land purchase program.

YEAR TO DATE 2011 INVESTING OVERVIEW

Cash Paid for Capital Expenditures – During the nine months ended September 30, 2011, total capital expenditures of $397.1 million included $221.9 million for capital projects, including spending to complete the construction of 204 communications sites domestically, 946 communications sites internationally, and the installation of shared generators; $80.3 million to purchase land under our towers; $37.3 million for the redevelopment of existing communications sites to accommodate new customer equipment; and $57.6 million for capital improvements and corporate capital expenditures.

Cash Paid for Acquisitions – During the nine months ended September 30, 2011, total payments for acquisitions were approximately $1,220.6 million, which included the purchase of 135 communications sites domestically and 3,614 communications sites internationally.

Stock Repurchase Programs – During the nine months ended September 30, 2011, the Company repurchased a total of 7.6 million shares of its Class A common stock for approximately $393.1 million pursuant to its previously announced stock repurchase programs.

INVESTMENT UPDATE

On September 3, 2011, the Company entered into an agreement to acquire interests in companies holding a portfolio of property interests under approximately 1,800 communications sites in the United States. The acquisition includes property interests under the Company’s existing communications sites in accordance with its current land purchase program, as well as property interests under carrier customer and other third-party communications sites providing complementary leasing and recurring cash flow. The acquisition closed on October 14, 2011 for an aggregate purchase price of approximately $500.0 million, which included the assumption of approximately $200.0 million of existing indebtedness.

The Company has the following pending acquisitions:

•	Approximately 700 additional towers in connection with the Company’s joint venture in Ghana, which are expected to close by year end, subject to customary closing conditions;

•	Approximately 1,000 towers in connection with the Company’s joint venture in Colombia, which are expected to close by year end, with the balance of approximately 1,100 towers expected to close throughout 2012, subject to customary closing conditions; and

•	Approximately 80 existing towers from the South Africa transaction, which are expected to close in December 2011, and up to approximately 1,800 additional towers that may be constructed over the next two years, subject to customary closing conditions.

REAL ESTATE INVESTMENT TRUST UPDATE

The Company continues to be on track to elect REIT status for the taxable year beginning January 1, 2012. On September 22, 2011, the Company announced that its registration statement, which outlines its plan to merge into American Tower REIT, Inc., was declared effective by the Securities and Exchange Commission. The Company also announced that it will hold a special meeting of stockholders on November 29, 2011 to vote on the proposed merger. Stockholders of record as of October 3, 2011 will be entitled to vote at the special meeting.

The Company continues to focus its REIT readiness efforts on two remaining work streams. First, the Company continues to make progress with respect to finalizing the amount of its earnings and profits (E&P), and continues to anticipate it will distribute up to $200 million to stockholders using cash on hand during the fourth quarter of 2011. Second, the Company continues to make substantial progress on its operational readiness initiatives, which include finalizing systems and process changes by year end. The determination to elect REIT status is subject to final approval by the Company’s Board of Directors. There is no certainty as to the timing of a REIT election or whether the Company will make a REIT election at all.

FULL YEAR 2011 OUTLOOK

The following estimates are based on a number of assumptions that management believes to be reasonable and reflect the Company’s expectations as of November 1, 2011. These estimates include the impact of the Company’s recent land acquisitions, the construction of 450 to 650 sites in the fourth quarter and a new master lease agreement with one of the Company’s major U.S. customers. Actual results may differ materially from these estimates as a result of various factors, and the Company refers you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information.

($ in millions) (1)	Full Year 2011
Total rental and management revenue (2)	$2,360	to	$2,390
Adjusted EBITDA (3)	1,580	to	1,600
Income from continuing operations	300	to	340
Cash provided by operating activities	1,110	to	1,130
Payments for purchase of property and equipment and construction activities (4)	475	to	525

Total rental and management revenue growth is expected to be approximately 22.7% based on the midpoint, and total rental and management revenue Core Growth, which excludes the effect of non-cash straight-line revenue recognition, fluctuations in foreign currency exchange rates and material one-time items, is expected to be approximately 21.8%, based on the midpoint.

Adjusted EBITDA growth is expected to be approximately 18.0% based on the midpoint, and Adjusted EBITDA Core Growth, which excludes the effect of non-cash straight-line revenue and expense recognition, fluctuations in foreign currency exchange rates and material one-time items, is expected to be approximately 16.0%, based on the midpoint.

(1)	The Company’s outlook is based on the following average foreign currency exchange rates to 1.0 U.S. Dollar for the fourth quarter 2011: (a) 1.75 Brazilian Reais; (b) 500.00 Chilean Pesos; (c) 1,850.00 Colombian Pesos; (d) 1.60 Ghanaian Cedi; (e) 48.50 Indian Rupees; (f) 13.0 Mexican Pesos; (g) 2.70 Peruvian Soles; and (h) 7.80 South African Rand.
(2)	Outlook includes an estimated increase in non-cash straight-line revenue of approximately $35 million and an increase in non-cash straight-line expense of approximately $9 million in 2011 from the full year 2010. (For additional information on straight-line accounting, please reference the information contained in the section entitled “Revenue Recognition” of note 1, “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.)
(3)	See Non-GAAP and Defined Financial Measures below.
(4)	Outlook for capital expenditures reflects (a) $70 million to $80 million of spending on capital improvements and corporate capital expenditures; (b) $55 million for the redevelopment of existing communications sites; (c) $110 million for ground lease purchases; and (d) $240 million to $280 million for other discretionary capital projects including the construction of approximately 1,600 to 1,800 new communications sites.

Conference Call Information

American Tower will host a conference call today at 8:00 a.m. ET to discuss its financial results for the third quarter ended September 30, 2011 and its outlook for the remainder of 2011. Supplemental materials for the call will be available on the Company’s website, www.americantower.com. The conference call dial-in numbers are as follows:

    U.S./Canada dial-in: (866) 740-9153

    International dial-in: (706) 645-9644

    Passcode: 18528941

When available, a replay of the call can be accessed until 11:59 p.m. ET on November 15, 2011. The replay dial-in numbers are as follows:

    U.S./Canada dial-in: (855) 859-2056

    International dial-in: (404) 537-3406

    Passcode: 18528941

American Tower will also sponsor a live simulcast and replay of the call on its website, www.americantower.com.

About American Tower

American Tower is a leading independent owner, operator and developer of broadcast and wireless communications sites. American Tower currently owns and operates approximately 40,000 communications sites in the United States, Brazil, Chile, Colombia, Ghana, India, Mexico, Peru and South Africa. For more information about American Tower, please visit www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Gross Margin, Operating Profit, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share, Funds From Operations, Adjusted Funds From Operations and Core Growth. The Company defines Gross Margin as revenues less operating expenses, excluding stock-based compensation expense. The Company defines Operating Profit as Gross Margin less selling, general, administrative and development expense, excluding stock-based compensation expense and corporate expenses. For reporting purposes, the international rental and management segment Operating Profit and Gross Margin also include interest income, TV Azteca, net. These measures of Gross Margin and Operating Profit are also before interest income, interest expense, loss on retirement of long-term obligations, other income (expense), net income attributable to non-controlling interest, income (loss) on equity method investments, income taxes and discontinued operations. The Company defines Adjusted EBITDA as net income before income (loss) from discontinued operations, net, income from equity method investments, income tax provision (benefit), other income (expense), loss on retirement of long-term obligations, interest expense, interest income, other operating expenses, depreciation, amortization and accretion, and stock-based compensation expense. The Company defines Adjusted EBITDA Margin as the percentage that results from dividing Adjusted EBITDA by total revenue. The Company defines Recurring Free Cash Flow as Adjusted EBITDA before straight-line revenue and expense, plus interest income, less interest expense, cash paid for income taxes and cash payments related to redevelopment, capital improvement and corporate capital expenditures. The Company defines Recurring Free Cash Flow per Share as Recurring Free Cash Flow divided by the diluted weighted average common shares outstanding. The Company defines Funds From Operations as net income before real estate related depreciation, amortization and accretion. The Company defines Adjusted Funds From Operations as Funds From Operations before straight-line (revenue) expense, stock-based compensation expense, non-real estate related depreciation, amortization and accretion, amortization of deferred financing costs, debt discounts and capitalized interest, other (income) expense, loss on retirement of long-term obligations, other operating expense, less capital improvement capital expenditures and corporate capital expenditures. The Company defines Core Growth in total rental and management revenue and Adjusted EBITDA as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency exchange rate fluctuations, and material one-time items. These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company’s core businesses. The Company believes that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost bases, are involved. Notwithstanding the foregoing, the Company’s measures of Gross Margin, Operating Profit, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share, Funds From Operations, Adjusted Funds From Operations, and Core Growth may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to statements regarding our full year 2011 outlook, our pending acquisitions, including anticipated closing dates and expected purchase prices, foreign currency exchange rates, our expected election of real estate investment trust status and related preparation, the timing and effect of that election, the form, timing, and amount of the special E&P distribution and our expectation regarding the declaration of quarterly distributions. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for our communications sites would materially and adversely affect our operating results and we cannot control that demand; (2) if our tenants consolidate or merge with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected; (3) new technologies or changes in a tenant’s business model could make our tower leasing business less desirable and result in decreasing revenues; (4) our expansion initiatives may disrupt our operations or expose us to additional risk if we are not able to successfully integrate operations, assets and personnel; (5) we could suffer adverse tax and other financial consequences if taxing authorities do not agree with our tax positions; (6) due to the long-term expectations of revenue from tenant leases, we are sensitive to changes in the creditworthiness and financial strength of our tenants; (7) our foreign operations are subject to economic, political and other risks that could materially and adversely affect our revenues or financial position, including risks associated with fluctuations in foreign currency exchange rates; (8) we anticipate that we may need additional financing to fund capital expenditures, to fund future growth and expansion initiatives and to return capital to our stockholders; (9) a substantial portion of our revenue is derived from a small number of customers; (10) increasing competition in the tower industry may create pricing pressures that may materially and adversely affect us; (11) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (12) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (13) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (14) our leverage and debt service obligations may materially and adversely affect us; (15) restrictive covenants in the loan agreements related to our Securitization, the loan agreements for the credit facilities and the indentures governing our debt securities could materially and adversely affect our business by limiting flexibility; (16) we could have liability under environmental laws; (17) our towers or data centers may be affected by natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage; (18) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated; (19) if we fail to qualify as a REIT or fail to remain qualified as a REIT, we would be subject to tax at corporate income tax rates and would not be able to deduct distributions to stockholders when computing our taxable income; (20) we may not realize the anticipated tax benefits from the REIT conversion effective January 1, 2012 because the timing of the REIT conversion is not certain; (21) as a REIT, failure to make required distributions would subject us to federal corporate income tax; (22) covenants specified in our existing and future debt instruments may limit our ability to make required REIT distributions; (23) our cash distributions may fluctuate; (24) there are uncertainties relating to the estimate of our special E&P distribution; (25) even if we qualify as a REIT, certain of our business activities will be subject to corporate level income tax and foreign taxes, which will continue to reduce our cash flows, and we will have potential deferred and contingent tax liabilities; (26) we may be required to borrow funds, sell assets or raise equity to satisfy our REIT distribution requirements or maintain the asset ownership tests; (27) complying with REIT requirements may limit our flexibility or cause us to forego otherwise attractive opportunities; (28) as a REIT, we will be limited in our ability to fund distribution payments using cash generated through our taxable REIT subsidiaries (TRSs); (29) our planned extensive use of TRSs, in particular for our international operations, may cause us to fail to qualify as a REIT; (30) complying with REIT requirements may limit our ability to hedge effectively and increase the cost of our hedging, and may cause us to incur tax liabilities; (31) the current market price of our Common Stock may not be indicative of the market price of American Tower REIT common stock following the REIT conversion and the special E&P distribution; (32) we have no experience operating as a REIT, which may adversely affect our financial condition, results of operations, cash flow, per share trading price of American Tower REIT common stock and ability to satisfy debt service obligations; and (33) legislative or other actions affecting REITs could have a negative effect on us or our stockholders. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-Q for the six months ended June 30, 2011 and our Definitive Proxy Statement filed on October 11, 2011 under the caption “Risk Factors.” We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

ADDITIONAL INFORMATION AND CAUTIONARY STATEMENT

This communication does not constitute an offer to sell or the solicitation of an offer to buy securities or a solicitation of any vote or approval. American Tower REIT, Inc. has filed with the Securities and Exchange Commission (SEC) a registration statement on Form S-4/A containing a proxy statement of American Tower Corporation and a prospectus of American Tower REIT, Inc. with respect to the proposed merger. The registration statement was declared effective by the SEC on September 22, 2011. On October 11, 2011, notice of a special meeting and a definitive proxy statement/prospectus were mailed to stockholders of American Tower Corporation who held shares of Class A common stock of American Tower Corporation on October 3, 2011. INVESTORS ARE URGED TO READ THE FORM S-4/A AND PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. You may obtain documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by American Tower Corporation free of charge by contacting Corporate Secretary, 116 Huntington Avenue Boston, Massachusetts 02116.

American Tower, its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from American Tower’s stockholders in connection with the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in connection with the merger is included in the Form S-4/A and proxy statement. Information about the directors and executive officers of American Tower and their ownership of American Tower stock is set forth in the proxy statement for American Tower’s 2011 Annual Meeting of Stockholders. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4/A and proxy statement for the merger.

Investors should read the Form S-4/A and proxy statement carefully before making any voting or investment decisions.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2011	December 31, 2010(1)
ASSETS
Current assets:
Cash and cash equivalents	$177,506	$883,963
Restricted cash	50,221	75,972
Short-term investments and available-for-sale securities	4,726	46,428
Accounts receivable, net	100,063	81,479
Prepaid and other current assets	228,590	145,599
Deferred income taxes	252,699	174,788

Total current assets	813,805	1,408,229

Property and equipment, net	4,125,887	3,685,105
Goodwill	2,673,631	2,514,539
Other intangible assets, net	2,208,387	1,880,466
Deferred income taxes	177,423	93,300
Deferred rent asset	560,121	470,637
Notes receivable and other long-term assets	336,082	317,808

Total	$10,895,336	$10,370,084

LIABILITIES:
Current liabilities:
Accounts payable and accrued expenses	$352,781	$289,809
Accrued interest	61,536	40,621
Current portion of long-term obligations	861,160	74,896
Unearned revenue	95,851	134,135

Total current liabilities	1,371,328	539,461

Long-term obligations	4,970,502	5,512,492
Asset retirement obligations	400,216	341,838
Other long-term liabilities	805,649	471,735

Total liabilities	7,547,695	6,865,526

STOCKHOLDERS’ EQUITY:
Class A common stock	4,884	4,860
Additional paid-in capital	8,665,807	8,577,093
Accumulated deficit	(1,545,244)	(1,736,596)
Accumulated other comprehensive income	(87,070)	38,053
Treasury stock	(3,775,087)	(3,381,966)

Total American Tower Corporation stockholders’ equity	3,263,290	3,501,444
Noncontrolling interest	84,351	3,114

Total stockholders’ equity	3,347,641	3,504,558

Total	$10,895,336	$10,370,084

(1)	December 31, 2010 balances have been revised to reflect purchase accounting measurement period adjustments.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
REVENUES:
Rental and management	$614,808	$499,821	$1,745,302	$1,400,120
Network development services	15,595	13,501	45,031	37,573

Total operating revenues	630,403	513,322	1,790,333	1,437,693

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below)
Rental and management (including stock-based compensation expense of $853, $0, $853 and $0, respectively)	160,265	115,390	432,454	321,587
Network development services (including stock-based compensation expense of $910, $0, $910 and $0, respectively)	8,668	7,583	22,884	20,054
Depreciation, amortization and accretion	142,113	115,383	411,902	336,621
Selling, general, administrative and development expense (including stock-based compensation expense of $10,377, $13,353, $34,422 and $40,146, respectively)	76,476	57,295	214,929	164,404
Other operating expenses	14,576	4,299	35,770	14,090

Total operating expenses	402,098	299,950	1,117,939	856,756

OPERATING INCOME	228,305	213,372	672,394	580,937

OTHER (EXPENSE) INCOME:
Interest income, TV Azteca, net	3,498	3,585	10,587	10,669
Interest income	1,822	1,954	6,837	3,150
Interest expense	(77,796)	(62,904)	(226,735)	(177,395)
Loss on retirement of long-term obligations	—	—	—	(35)
Other (expense) income (including unrealized foreign currency (losses) gains of $(145,144), $8,933, $(101,505) and $5,531, respectively)	(150,876)	8,236	(115,710)	1,913

Total other expense	(223,352)	(49,129)	(325,021)	(161,698)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INCOME ON EQUITY METHOD INVESTMENTS	4,953	164,243	347,373	419,239
Income tax provision	(24,681)	(70,649)	(161,981)	(129,390)
Income on equity method investments	2	6	14	24

(LOSS) INCOME FROM CONTINUING OPERATIONS	(19,726)	93,600	185,406	289,873
Income from discontinued operations, net	—	1	—	30

NET (LOSS) INCOME	(19,726)	93,601	185,406	289,903
Net loss (income) attributable to noncontrolling interest	4,025	(162)	5,946	(481)

NET(LOSS) INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION	$(15,701)	$93,439	$191,352	$289,422

NET (LOSS) INCOME PER COMMON SHARE AMOUNTS:
BASIC:
(Loss) income from continuing operations attributable to American Tower Corporation	$(0.04)	$0.23	$0.48	$0.72
Income from discontinued operations attributable to American Tower Corporation	—	—	—	—

Net (loss) income attributable to American Tower Corporation	$(0.04)	$0.23	$0.48	$0.72

DILUTED:
(Loss) income from continuing operations attributable to American Tower Corporation	$(0.04)	$0.23	$0.48	$0.71
Income from discontinued operations attributable to American Tower Corporation	—	—	—	—

Net (loss) income attributable to American Tower Corporation	$(0.04)	$0.23	$0.48	$0.71

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	395,183	400,602	396,507	401,887

DILUTED	395,183	403,455	400,467	405,053

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	Nine Months Ended September 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$185,406	$289,903
Stock-based compensation expense	36,185	40,146
Depreciation, amortization and accretion	411,902	336,621
Other non-cash items reflected in statements of operations	287,286	144,674
Increase in net deferred rent asset	(69,874)	(49,404)
Increase in restricted cash	(825)	(2,994)
Increase in assets	(58,891)	(56,555)
Increase in liabilities	58,809	72,228

Cash provided by operating activities	849,998	774,619

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(397,088)	(228,480)
Payments for acquisitions	(1,220,572)	(584,270)
Proceeds from sale of short-term investments, available-for-sale securities and other long-term assets	65,223	9,340
Payments for short-term investments	(20,412)	(36,425)
Deposits, restricted cash, investments and other	13,218	(19,325)

Cash used for investing activities	(1,559,631)	(859,160)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings	101,128	—
Borrowings under credit facilities	280,014	457,153
Proceeds from issuance of senior notes	—	699,160
Proceeds from other long-term borrowings	80,814	—
Repayments of notes payable, credit facilities and capital leases	(207,120)	(722,031)
Purchases of Class A common stock	(391,098)	(350,452)
Proceeds from stock options, warrants and stock purchase plan	60,926	122,342
Deferred financing costs and other financing activities	79,601	(6,214)

Cash provided by financing activities	4,265	199,958

Net effect of changes in foreign currency exchange rates on cash and cash equivalents	(1,089)	9,168

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(706,457)	124,585
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	883,963	247,293

CASH AND CASH EQUIVALENTS, END OF PERIOD	$177,506	$371,878

CASH PAID FOR INCOME TAXES	$48,808	$22,921

CASH PAID FOR INTEREST	$195,877	$144,239

UNAUDITED RESULTS FROM OPERATIONS, BY SEGMENT

(In thousands)

Three Months Ended September 30, 2011

	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$436,783	$178,025	$614,808	$15,595	$630,403
Segment operating expenses (1)	91,076	68,336	159,412	7,758	167,170
Interest income, TV Azteca, net	—	3,498	3,498	—	3,498

Segment Gross Margin	345,707	113,187	458,894	7,837	466,731

Segment selling, general, administrative and development expense	20,516	21,641	42,157	1,918	44,075

Segment operating profit	$325,191	$91,546	$416,737	$5,919	$422,656

Three Months Ended September 30, 2010

	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$400,319	$99,502	$499,821	$13,501	$513,322
Segment operating expenses	82,449	32,941	115,390	7,583	122,973
Interest income, TV Azteca, net	—	3,585	3,585	—	3,585

Segment Gross Margin	317,870	70,146	388,016	5,918	393,934

Segment selling, general, administrative and development expense	14,354	12,990	27,344	1,398	28,742

Segment operating profit	$303,516	$57,156	$360,672	$4,520	$365,192

Nine Months Ended September 30, 2011

	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$1,279,315	$465,987	$1,745,302	$45,031	$1,790,333
Segment operating expenses (1)	261,856	169,745	431,601	21,974	453,575
Interest income, TV Azteca, net	—	10,587	10,587	—	10,587

Segment Gross Margin	1,017,459	306,829	1,324,288	23,057	1,347,345

Segment selling, general, administrative and development expense	56,528	60,619	117,147	5,130	122,277

Segment operating profit	$960,931	$246,210	$1,207,141	$17,927	$1,225,068

Nine Months Ended September 30, 2010

	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$1,144,970	$255,150	$1,400,120	$37,573	$1,437,693
Segment operating expenses	240,427	81,160	321,587	20,054	341,641
Interest income, TV Azteca, net	—	10,669	10,669	—	10,669

Segment Gross Margin	904,543	184,659	1,089,202	17,519	1,106,721

Segment selling, general, administrative and development expense	41,920	31,941	73,861	4,507	78,368

Segment operating profit	$862,623	$152,718	$1,015,341	$13,012	$1,028,353

(1)	Excludes stock-based compensation expense.

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

Selected Balance Sheet Detail: Long-term obligations summary, including current portion	September 30, 2011	September 30, 2011 Pro Forma (1)
Commercial Mortgage Pass-Through Certificates, Series 2007-1	$1,750,000	$1,750,000
Senior Unsecured Revolving Credit Facility	375,000	275,000
Senior Unsecured Term Loan	325,000	325,000
4.625% Senior Notes due 2015	599,452	599,452
7.000% Senior Notes due 2017	500,000	500,000
4.500% Senior Notes due 2018	999,288	999,288
7.250% Senior Notes due 2019	295,725	295,725
5.050% Senior Notes due 2020	699,240	699,240
5.900% Senior Notes due 2021	—	499,290
South African Bridge Loan (2)	85,889	85,889
Colombian short-term credit facility (3)	73,057	73,057
Ghana Loan (4)	80,814	80,814
Other debt, including capital leases	48,197	48,197

Total debt	$5,831,662	$6,230,952
Cash and cash equivalents	177,506

Net debt (Total debt less cash and cash equivalents)	$5,654,156

(1)	Pro forma for the Company’s issuance of $500 million of 5.900% Senior Notes due 2021 in October 2011, and the receipt of net proceeds of approximately $495.2 million, $100.0 million of which has been utilized for the repayment of a portion of the Company’s Senior Unsecured Revolving Credit Facility.
(2)	The South African Bridge Loan is a short-term facility, denominated in South African Rand.
(3)	The Colombian short-term credit facility is denominated in Colombian Pesos.
(4)	The Ghana Loan is denominated in U.S. Dollars and was entered into in connection with the acquisition of towers through our joint venture in Ghana.

Share count rollforward: (in millions of shares)	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2011
Total shares, beginning of period	396.0	398.7
Shares repurchased	(3.2)	(7.6)
Shares issued	0.7	2.4

Total shares outstanding, end of period (1)	393.5	393.5

(1)	As of September 30, 2011, excludes (a) 4.2 million potentially dilutive shares associated with vested and exercisable stock options with an average exercise price of $33.49 per share, (b) 2.9 million potentially dilutive shares associated with unvested stock options, and (c) 2.2 million potentially dilutive shares associated with unvested restricted stock units.

SELECTED STATEMENT OF OPERATIONS DETAIL:

The following table reflects the estimated impact of foreign currency exchange rate fluctuations and straight-line revenue and expense recognition on total rental and management revenue and Adjusted EBITDA:

Total rental and management revenue growth components:	Three Months Ended September 30, 2011
Total rental and management revenue Core Growth	24.2%
Estimated impact of fluctuations in foreign currency exchange rates	1.1%
Impact of straight-line revenue recognition	(2.3)%

Reported total rental and management revenue growth	23.0%

Adjusted EBITDA growth components:
Adjusted EBITDA Core Growth	16.5%
Estimated impact of fluctuations in foreign currency exchange rates	0.9%
Impact of straight-line revenue and expense recognition	(3.0)%

Reported Adjusted EBITDA growth	14.5%

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands. Totals may not add due to rounding.)

Total rental and management straight-line revenue and expense:

In accordance with GAAP, the Company recognizes consolidated rental and management revenue and expense related to non-cancellable customer and ground lease agreements with fixed escalations on a straight-line basis, over the applicable lease term. As a result, the Company’s revenue recognized may differ materially from the amount of cash collected per customer lease, and the Company’s expense incurred may differ materially from the amount of cash paid per ground lease. Additional information regarding straight-line accounting can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 in the section entitled “Revenue Recognition,” of note 1, “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements. A summary of total rental and management straight-line revenue and expense, which represents the non-cash revenue and expense recorded due to straight-line recognition, is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Total rental and management operations straight-line revenue	$32,687	$35,379	$92,999	$67,805
Total rental and management operations straight-line expense	7,869	5,250	23,125	18,401

	Three Months Ended September 30,		Nine Months Ended September 30,
Selling, general, administrative and development expense breakout:	2011	2010	2011	2010
Total rental and management overhead	$42,157	$27,344	$117,147	$73,861
Network development services segment overhead	1,918	1,398	5,130	4,507
Corporate and development expenses	22,024	15,200	58,230	45,890
Stock-based compensation expense	10,377	13,353	34,422	40,146

Total	$76,476	$57,295	$214,929	$164,404

SELECTED CASH FLOW DETAIL:

	Three Months Ended September 30,		Nine Months Ended September 30,
Payments for purchase of property and equipment and construction activities:	2011	2010	2011	2010
Discretionary capital projects	$89,875	$54,305	$221,910	$133,203
Discretionary ground lease purchases	31,726	23,276	80,280	49,842
Redevelopment	14,412	5,769	37,281	16,585
Capital improvements	19,751	9,215	44,115	21,089
Corporate	4,744	3,405	13,503	7,761

Total	$160,508	$95,970	$397,088	$228,480

UNAUDITED SELECTED FINANCIAL INFORMATION

(Totals may not add due to rounding.)

SELECTED PORTFOLIO DETAIL—OWNED SITES:

Three months ended September 30, 2011	Wireless	Broadcast	DAS	Total
Beginning sites	37,335	467	246	38,048
New construction	670	—	12	682
Acquisitions	1,214	6	—	1,220
Adjustments/Reductions	(23)	—	—	(23)

Ending sites	39,196	473	258	39,927

As of September 30, 2011	Wireless	Broadcast	DAS	Total
Domestic	20,935	274	252	21,461
International	18,261	199	6	18,466

Total sites	39,196	473	258	39,927

International Supplemental Detail as of September 30, 2011	Wireless	Broadcast	DAS	Total
Brazil	2,475	—	3	2,478
Chile	479	—	—	479
Colombia	1,188	—	—	1,188
Ghana	1,177	—	—	1,177
India	8,414	—	—	8,414
Mexico	2,765	199	3	2,967
Peru	475	—	—	475
South Africa	1,288	—	—	1,288

Total International sites	18,261	199	6	18,466

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF

DEFINED FINANCIAL MEASURES

(In thousands, except where noted. Totals may not add due to rounding.)

The reconciliation of net income to Adjusted EBITDA and the calculation of Recurring Free Cash Flow, Recurring Free Cash Flow per Share and Adjusted EBITDA Margin are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net income	($19,726)	$93,601	$185,406	$289,903
Income from discontinued operations, net	—	(1)	—	(30)

Income from continuing operations	(19,726)	93,600	185,406	289,873

Income from equity method investments	(2)	(6)	(14)	(24)
Income tax provision	24,681	70,649	161,981	129,390
Other expense (income)	150,876	(8,236)	115,710	(1,913)
Loss on retirement of long-term obligations	—	—	—	35
Interest expense	77,796	62,904	226,735	177,395
Interest income	(1,822)	(1,954)	(6,837)	(3,150)
Other operating expenses	14,576	4,299	35,770	14,090
Depreciation, amortization and accretion	142,113	115,383	411,902	336,621
Stock-based compensation expense	12,140	13,353	36,185	40,146

Adjusted EBITDA	$400,632	$349,992	$1,166,838	$982,462

Adjusted EBITDA (from above)	$400,632	$349,992	$1,166,838	$982,462
Interest expense	(77,796)	(62,904)	(226,735)	(177,395)
Interest income	1,822	1,954	6,837	3,150
Cash paid for income taxes	(20,513)	(11,664)	(48,808)	(22,921)
Straight-line revenue	(32,687)	(35,379)	(92,999)	(67,805)
Straight-line expense	7,869	5,250	23,125	18,401
Redevelopment capital expenditures	(14,412)	(5,769)	(37,281)	(16,585)
Capital improvement capital expenditures	(19,751)	(9,215)	(44,115)	(21,089)
Corporate capital expenditures	(4,744)	(3,405)	(13,503)	(7,761)

Recurring Free Cash Flow	$240,420	$228,860	$733,359	$690,458

Divided by weighted average diluted shares outstanding	395,183	403,455	400,467	405,053

Recurring Free Cash Flow per Share	$0.61	$0.57	$1.83	$1.70

Adjusted EBITDA (from above)	$400,632	$349,992	$1,166,838	$982,462
Divided by total revenue	630,403	513,322	1,790,333	1,437,693

Adjusted EBITDA Margin	64%	68%	65%	68%

UNAUDITED PRO FORMA REIT MEASURES AND RECONCILIATIONS TO GAAP MEASURES

(In thousands, except where noted. Totals may not add due to rounding.)

Given the Company’s preparation for potential election of REIT status for the taxable year beginning January 1, 2012, two widely recognized metrics of operating performance for REITs, Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO), are presented below on a pro forma basis as if the REIT conversion had occurred on January 1, 2010. For more information on the general nature of the pro forma adjustments, see “Pro Forma Financial Information” in the Company’s Definitive Proxy Statement, filed with the SEC on October 11, 2011. The unaudited pro forma calculation of FFO is based on the definition as set forth by the National Association of Real Estate Investment Trusts (NAREIT). A reconciliation of net income to FFO and the calculation of AFFO, which are non-GAAP financial measures, are also presented below. The measures of FFO and AFFO may not be comparable to those reported by REITs that do not compute these measures in accordance with the NAREIT definitions, or that interpret those definitions differently than the Company does. The pro forma adjustments, and other estimates and assumptions set forth in the footnotes below, are preliminary and have been made solely for the purposes of developing the pro forma information. The unaudited pro forma consolidated financial data is not necessarily indicative of the financial position or operating results that would have been achieved had the REIT conversion been completed as of the date indicated, nor are they necessarily indicative of future financial position or operating results. The unaudited pro forma consolidated financial data does not reflect one-time transaction costs related to the REIT conversion and the potential immaterial effect of lower cash balances these transactions have on interest income, higher borrowing costs or foregone investment opportunities.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net income	$(19,726)	$93,601	$185,406	$289,903
Adjustment for pro forma income taxes (1)	8,499	59,020	123,478	106,536

Pro-forma net income	(11,225)	152,621	308,885	396,440

Real estate related depreciation and amortization	123,715	103,422	356,948	301,695

Pro Forma Funds From Operations	$112,488	$256,043	$665,833	$698,135

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Pro Forma Funds From Operations (from above)	$112,488	$256,043	$665,833	$698,135
Straight-line revenue	(32,687)	(35,379)	(92,999)	(67,805)
Straight-line expense	7,869	5,250	23,125	18,401
Stock-based compensation expense	12,140	13,353	36,185	40,146
Non-real estate related depreciation, amortization and accretion	18,398	11,962	54,954	34,926
Amortization of deferred financing costs, capitalized interest and debt discounts	2,813	1,840	8,278	6,224
Other expense (income) (2)	150,876	(8,236)	115,710	(1,913)
Other operating expense (3)	14,576	4,299	35,770	14,090
Capital improvement capital expenditures	(19,751)	(9,215)	(44,115)	(21,089)
Corporate capital expenditures	(4,744)	(3,405)	(13,503)	(7,761)

Pro Forma Adjusted Funds From Operations	$261,978	$236,512	$789,238	$713,354

(1)	Adjustment reflects reduction to the Company’s income tax provision, as a result of the assumed REIT election on January 1, 2010. For more information, see Note (B) to Unaudited Pro Forma Consolidated Financial Statements in the Company’s Definitive Proxy Statement. As a result, on a pro forma basis, income tax expense is lower by the amount of the adjustment.
(2)	Primarily includes unrealized (gains)/losses on foreign exchange.
(3)	Primarily includes impairments and transaction related costs.

UNAUDITED RECONCILIATIONS OF OUTLOOK TO GAAP MEASURES AND DEFINED FINANCIAL MEASURES

(In millions, except where noted. Totals may not add due to rounding.)

The reconciliation of Income from continuing operations to Adjusted EBITDA outlook is as follows:

	Full Year 2011
Net income	$300	to	$340
Interest expense	310	to	315
Depreciation, amortization and accretion	540	to	550
Non-cash stock-based compensation expense	48	to	48
Other, including other operating expenses, interest income, loss on retirement of long-term obligations, income (loss) on equity method investments, other income (expense), income tax provision and non-controlling interest in net earnings of subsidiaries	382	to	347

Adjusted EBITDA	$1,580	to	$1,600

The calculation of Core Growth outlook is as follows:

	Total Rental and Management Revenue	Adjusted EBITDA
Outlook midpoint Core Growth	21.8%	16.0%
Estimated impact of fluctuations in foreign currency exchange rates	0.7%	0.6%
Impact of straight-line revenue and expense recognition	0.6%	0.9%
Impact of material one-time items	(0.5)%	0.4%

Outlook midpoint growth	22.7%	18.0%